UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2013

BANC OF CALIFORNIA, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 3, 2013, Banc of California, Inc., a Maryland corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the “Investors”), pursuant to which the Company agreed to sell in the aggregate 1,509,450 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company in a private placement to the Investors at a price per Share of $13.25, in exchange for aggregate cash consideration of approximately $20 million (the “Investment”).  A copy of the press release announcing the Investment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The SPA contains customary representations and warranties from the Company and the Investors.  Each of the parties has agreed to customary closing conditions and covenants, including a covenant by the Company to file with the U.S. Securities and Exchange Commission within 180 days of the closing of the Investment a registration statement covering resales of the Shares by the Investors.  The SPA also contains customary indemnification obligations by the Company and the Investors, including with respect to breaches of representations, warranties and covenants, subject to the limitations set forth in the SPA.

The foregoing description of the SPA and the Investment does not purport to be complete and is qualified in its entirety by reference to the SPA, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.  The SPA has been attached as an exhibit to this Current Report on Form 8-K solely in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company or its subsidiaries and affiliates.  The representations, warranties and covenants contained in the SPA were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the parties to the SPA and may be subject to standards of materiality applicable to the parties thereto that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the SPA, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.  The issuance and sale of the Shares pursuant to the SPA is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure

The Company will be participating at an investor conference on December 4, 2013 sponsored by Sandler O'Neill in Los Angeles, California.  A copy of presentation materials to be provided to participants at the conference on December 4, 2013 is attached to this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of December 3, 2013, by and among Banc of California, Inc., Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.
99.1	Press release, dated December 4, 2013.
99.2	Investor presentation materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.
Date: December 4, 2013	By: /s/ Richard Herrin Name: Richard Herrin Title: Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of December 3, 2013, by and among Banc of California, Inc., Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.
99.1	Press release, dated December 4, 2013.
99.2	Investor presentation materials.